Exhibit 10.2

Demand Note

$1,000,000	December 28, 2018

FOR VALUE RECEIVED, the undersigned, ECOARK HOLDINGS, INC. (“Borrower”), a corporation organized under the laws of the State of Nevada, hereby promises to pay, on the earlier of (i) ON DEMAND or (ii) on the Maturity Date to the order of Trend Discovery SPV I, LLC (“Lender”) at the payment office of Lender the principal sum of One Million and 00/100 Dollars ($1,000,000), or the aggregate unpaid principal amount of all Loans (as defined in the Loan Agreement, as defined herein) made by Lender to Borrower pursuant to the Loan Agreement, whichever is less. Borrower also agrees to pay any additional amount that is required to be paid pursuant to the terms and provisions of the Loan Agreement.

As used herein, “Loan Agreement” means the Loan and Security Agreement dated as of December 27, 2018, between Borrower and Lender, as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Loan Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Loan Agreement.

Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until the payment in full hereof, at the rates per annum that shall be determined in accordance with the relevant provisions of the Loan Agreement. Such interest shall be payable on each date as provided for in the Loan Agreement. All payments of principal and interest on this Demand Note shall be made in immediately available funds.

This Demand Note is referred to in the Loan Agreement and is entitled to the benefits thereof. Reference is made to the Loan Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Demand Note due prior to its stated maturity, and other terms and conditions upon which this Demand Note is issued.

Except as expressly provided in the Loan Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind. This Demand Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions.

BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS DEMAND NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Demand Note by its duly authorized officer as of the date first written above.

ECOARK HOLDINGS, INC.

By:
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